SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2011

SELECTICA, INC.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

1740 Technology Drive, Suite 460
San Jose, California 95110
(Address of Principal Executive Offices)

(408) 570-9700
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Mr. Stern to Chief Executive Officer.

On February 7, 2011, Selectica, Inc. (the “Company”) promoted Jason Stern, 40, to Chief Executive Officer, effective immediately. Since January 12, 2010, Mr. Stern has served, and will continue to serve, as the Company’s President and Chief Operating Officer. From June 2009 to January 2010, Mr. Stern served as the Company’s Senior Vice President of Operations of the Contract Management Solutions. From March 2008 to June 2009, Mr. Stern served as the Company’s Vice President of Products and Business Development for Contract Management Solutions and from January 2007 to March 2008 was Vice President of Solutions. Prior to joining the Company in November 2006, Mr. Stern was the Vice President of Product Management for I-many, Inc. from April 2003 to November 2006. From September 1999 to June 2002, Mr. Stern was employed by Oracle Corporation, an enterprise software company, managing products for CRM, Call Center, and Finance. Mr. Stern has a B.A. from UCLA and an M.B.A. from the University of Southern California.

Compensation Arrangements with Mr. Stern.

In connection with his promotion, Mr. Stern’s annual base salary was increased from $225,000 to $250,000.

Press Release.

On February 8, 2011, the Company issued a press release announcing Mr. Stern’s promotion.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Selectica, Inc., dated February 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2011

SELECTICA, INC. By: /s/ Todd Spartz Name: Todd Spartz Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Selectica, Inc., dated February 8, 2011.